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                                                                    EXHIBIT 10.3


     AMENDMENT No. 2, dated as of January 1, 2001, to AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of January 1, 1999, as amended by Amendment No. 1 dated as of January 1, 2000 ("Amendment No. 1") (as so amended, the "Agreement"), by and among G-I Holdings Inc. (formerly known as GAF Building Materials Corporation) ("G-I Holdings"), Merick Inc. ("Merick"), International Specialty Products Inc. (formerly known as ISP Holdings Inc.) ("New ISP"), GAF Broadcasting Company, Inc. ("Broadcasting"), Building Materials Corporation of America ("BMCA"), and ISP Opco Holdings Inc. (the "Company"), as assignee of International Specialty Products Inc. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, G-I Holdings is the surviving corporation of mergers involving GAF Corporation, G-I Holdings Inc., G Industries Corp. and GAF Fiberglass Corporation;

     WHEREAS, in accordance with Section 7 of the Agreement, the parties desire to (i) adjust the management fees payable to the Company under the Agreement, effective January 1, 2001, in order to reflect the costs to the Company of providing services thereunder and (ii) to amend the Agreement to provide that BMCA shall render management services to G-I Holdings rather than the Company; and

     WHEREAS, the parties desire to extend the term of the Agreement;

     NOW, THEREFORE, the parties hereby amend the Agreement as follows:

     1. The definition of "Overhead Group" in the first paragraph of the Agreement is hereby amended to delete therefrom the references to G-I Holdings, Merick and Broadcasting.

     2. Section 1 of the Agreement is hereby amended to (a) extend the term until March 31, 2001 and (b) to add a proviso before the period at the end of such section to read in its entirety as follows:

          "; provided that the term of this Agreement shall be automatically extended for successive calendar quarters unless a party gives to all other parties hereto notice of its intention to terminate no later than 30 days prior to the expiration of the then current quarterly period."

     3. Section 2 of the Agreement is hereby amended to add the following paragraph to the end thereof:

          "BMCA agrees to provide to G-I Holdings, Merick and Broadcasting, to the extent required by each of them, management services similar to the Services to be provided by the Company to the Overhead Group, which shall be provided on a continuous basis without specific request. Such services may be changed according to the changing business needs of such parties from time to time upon mutual agreement by BMCA and G-I Holdings. All services provided by BMCA pursuant to this paragraph are herein collectively referred to as "G-I Services."


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     4.   Section 3 of the Agreement is hereby amended to read in its entirety as follows:

          "In consideration of the Company providing Services hereunder, each of the corporations listed below shall pay to the Company a management fee (the "Management Fee") at the following respective rates for the quarter ending March 31, 2001 and for each quarter thereafter for which this Agreement has been extended as provided in Section 1 of this Agreement: BMCA (on behalf of itself, its parents and its subsidiaries) - $1,358,750 and New ISP - $27,365.75. The Management Fee shall be payable quarterly in arrears.

          In addition to the Management Fee, BMCA shall pay to a wholly-owned subsidiary of the Company sublease payments pursuant to and in accordance with the Sublease between BMCA and such subsidiary, the form of which is attached as Exhibit A hereto and made a part hereof.

          The Company, on behalf of its subsidiary as tenant under the Lease attached hereto as Exhibit B and made a part hereof (the "Lease), shall pay or cause to be paid to the landlord under the Lease (such landlord being a subsidiary of G-I Holdings) the lease payments due and payable under the Lease in accordance with the terms of the Lease, as the Company shall be reimbursed by such subsidiary for all such lease payments made on its behalf.

          In consideration of BMCA providing G-I Services hereunder, G-I Holdings (on behalf of itself and its subsidiaries other than BMCA and BMCA's subsidiaries) shall pay to BMCA a management fee (the "G-I Management Fee") at the rate of $152,000 for the quarter ended March 31, 2001 and for each quarter thereafter for which this Agreement has been extended as provided in Section 1 of this Agreement. The G-I Management Fee shall be payable quarterly in arrears."

     5. Section 7(i) of the Agreement is hereby amended to read in its entirety as follows:

          "(i) The parties acknowledge that the Management Fee and the G-I Management Fee have been established to reflect the cost to the Company and BMCA, respectively, of providing Services and G-I Services, respectively, hereunder on the date hereof. In the event of a change of circumstances that materially affects the cost to the Company or BMCA, as the case may be, of providing Services and G-I Services, respectively, hereunder, including, without limitation, a substantial increase in the Services or G-I Services provided by the Company or BMCA, respectively, hereunder, the parties shall negotiate in good faith such amendments to this Agreement as may be appropriate to take into account the effect of any such change of circumstances. Such amendments may include, without limitation, an increase or decrease of the Management Fee and/or G-I Management Fee."

     6. Exhibit A to the Agreement is hereby amended to substitute therefor Exhibit A to this Amendment, and Exhibit B attached to Amendment No. 1 is hereby ratified and confirmed as Exhibit B to the Agreement.

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     7.   In all other respects, the Agreement as previously amended shall remain in full force and effect.

     8. This Amendment is subject to the approval of the Board of Directors of the Company.

     9. This Amendment may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. Failure by any one party to execute this Amendment shall not effect the rights and obligations of any other party signatory hereto.


     IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

G-I HOLDINGS INC.                                          GAF BROADCASTING COMPANY, INC.

By: /S/ RICHARD A. WEINBERG                                By: /S/ SUSAN B. YOSS
        -------------------------------                        --------------------------------
Name:  Richard A. Weinberg                                 Name:  Susan B. Yoss
Title: President, Chief Executive                          Title: Senior Vice President and Treasurer
       Officer and General Counsel

MERICK INC.                                                BUILDING MATERIALS CORPORATION
                                                                   OF AMERICA
By: /S/ SUSAN B. YOSS                                      By: /S/ WILLIAM W. COLLINS
    -----------------------------------                        --------------------------------
Name:  Susan B. Yoss                                       Name:  William W. Collins
Title: Senior Vice President and Treasurer                 Title: President and
                                                                  Chief Executive Officer

INTERNATIONAL SPECIALTY PRODUCTS INC.                      ISP OPCO HOLDINGS INC.

By: /S/ RANDALL R. LAY                                     By: /S/ RANDALL R. LAY
    -----------------------------------                        --------------------------------
Name:  Randall R. Lay                                      Name:   Randall R. Lay
Title: Executive Vice President and                        Title:  Executive Vice President and
       Chief Financial Officer                                     Chief Financial Officer






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